UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

On May 2, 2012, Synergy Pharmaceuticals Inc. issued a press release announcing the appointment of Gail M. Comer, M. D. as Chief Medical Officer, effective May 14, 2012. A copy of such press release is attached hereto as Exhibit 99.1 and is not incorporated herein by reference.

The information disclosed under Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01

Synergy Pharmaceuticals, Inc., a developer of new drugs to treat gastrointestinal disorders and diseases, announced today the appointment of Gail M. Comer, M. D. as Chief Medical Officer, effective May 14, 2012. In this newly created position, Dr. Comer will report directly to President and Chief Executive Officer, Gary S. Jacob, Ph.D., and will be responsible for guiding Synergy’s clinical programs, including the ongoing Phase II/III study of plecanatide, the Company’s leading drug candidate.

Dr. Comer, a board-certified gastroenterologist and hepatologist, has more than 14 years of experience in the pharmaceutical industry, having spent 7 years at Abbott Laboratories as a Medical Director, six years in clinical development at Wyeth Research as Senior Medical Director, and most recently as Senior Director of the BioTherapeutics Research Unit at Pfizer. While at Wyeth, Dr. Comer was Medical Research Leader in Gastroenterology, and more recently, while at Pfizer, was Clinical Lead for multiple biologic compounds in early development in inflammatory bowel disease. Dr. Comer was an Associate Professor of Clinical Medicine at The State University of New York at Stony Brook prior to joining the pharmaceutical industry.

Item 9.01                                             Financial Statements and Exhibits.

(d)  Exhibits.

99.1 Press Release of Synergy Pharmaceuticals, Inc. dated May 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2012

SYNERGY PHARMACEUTICALS INC.

	By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer